Exhibit 10.19

Page one	COPY	NZ 386/2008
N 419/2008

NOTARIAL DEED

Made out on 17/07/2008 (July the seventeenth, two thousand and eight) by JUDr. Roman Hochman, notary public in Prague, in the notary’s office in Prague 1, Hybernská 1032/9.

Present in the notary’s office was the below mentioned party, claiming to be of full legal capacity, whose identity had been verified by a valid official ID:

JUDr. Richard Čičko, birth certificate No. 730504/3328, attorney with registered office in Prague 7, Milady Horákové 533/28, postal code 170 00, ČAK certificate No. 9679, representing on behalf of written powers of attorney issued on 11 June 2008 and 1 July 2008 both founders of the following limited liability companies:

•	TOT Energy, Inc., Registration No. 3762193, with registered office in the United States of America, 201 S. Biscayne Blvd., Suite 2804, Miami, Fl 33131;
•	Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, with registered office in Switzerland, Vordergasse 3, 8200 Schaffhausen.

On behalf of the aforementioned founders, Richard Čičko has requested the establishment of a limited liability company and the execution of the Memorandum of Association:

Memorandum of Association
of a Limited Liability Company

I. Fundamental Provisions

Article 1
Business Firm, Registered Office and Legal Form of the Company

1. Business firm:
Korlea - TOT Energy s.r.o.

2. Registered office of the Company:
Prague.

3. Legal form:
Limited liability company.

Article 2
Line of Activity and Business

The Company’s line of activity is:
lease of property, apartments and commercial premises.

The Company’s line of business is:
•	trading in gas;
•	gas distribution;

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•	gas storage;
•	gas production;
•	trade in electricity;
•	distribution of electricity;
•	production of electricity;
•	production of heat energy;
•	delivery of heat energy;
•	distribution of heat energy;
•	production and delivery of heat energy not subject no license, produced from heat energy sources with an installed output of one source above 50 kW;
•	production and processing of fuels and lubricants;
•	business in the field of hazardous waste disposal;
•	production, trading and services not listed in Annexes 1 to 3 of the Trade Law:
lines of activity:
-	production of food and starch industry products;
-	mediation of business and services;
-	wholesale and retail trade;
-	advisory and consulting activities, completion of expert studies and assessments;
-	lease and rental of movable property;
-	advertising activities, marketing, media agency;
-	services in administration and services of organizational and economic nature;
-	provision of technical services;
-	real estate brokerage, property administration and maintenance;
-	waste disposal, with the exception of hazardous waste;
-	production, business and services not included in any other category.

Article 3
Partners and Registered Capital

1. The partners in the Company are:
•	The company TOT Energy, Inc., Registration No. 3762193, with registered office in the United States of America, 201 S. Biscayne Blvd., Suite 2804, Miami, Fl 33131;
•	The company Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, with registered office in Switzerland, Vordergasse 3, 8200 Schaffhausen.

Each partner may only participate in the Company’s registered capital by one deposit. The total deposit amount must correspond to the amount of the Company’s registered capital.

2. Amount of deposit made by each partner and the scope of its repayment:
•	TOT Energy, Inc., Registration No. 3762193, with registered office in the United States of America, 201 S. Biscayne Blvd., Suite 2804, Miami, Fl 33131 - financial deposit of CZK 816,000;
•	Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, with registered office in Switzerland, Vordergasse 3, 8200 Schaffhausen - financial deposit of CZK 784,000.

The financial deposits must be paid up to a special bank account within 90 days from the date of execution of this Notarial Deed, but no later than by the day of submission of application for the registration of the Company in the Commercial Register.

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Prior to the Company’s registration, the paid-up capital deposits or parts thereof shall be administered by the capital administrator.

The founding company Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, with registered office in Switzerland, Vordergasse 3, 8200 Schaffhausen, has been appointed capital administrator. The title to the deposits or parts thereof paid up prior to the Company’s registration, or other possible rights to such deposits, shall pass to the Company on the day of its registration.

The capital administrator shall issue a written confirmation of payment of the deposit or a part thereof by each partner, which shall then be attached to the application for the Company’s registration in the Commercial Register.

The Company’s registered capital is CZK 1,600,000 (that is one million and six hundred thousand Czech crowns).

Article 4
Rights and Obligations of the Partners

Partners must repay their deposit no later than within five years since accepting the obligation to increase the deposit or make a new deposit. A partner who has failed to repay the prescribed amount of financial deposit within the above deadline shall pay interest on overdue payment in the amount of 20 percent of the sum due.

A partner who fails to fulfill their obligation even within an extended deadline may be excluded from the Company by the General Meeting. The excluded partner’s business share shall pass to the Company, who may then transfer it to another partner or a third party. Such a transfer shall be decided upon by the General Meeting. If the excluded partner’s business share is not transferred, the General Meeting shall decide, within six months from the day of the partner’s exclusion, either to reduce the registered capital by the excluded partner’s deposit, or to have the excluded partner’s business share taken over by other partners, in the proportion corresponding to their own business shares, for a consideration corresponding to the settlement amount. Otherwise the court may dissolve the Company and order its liquidation even without a motion. Upon the decision of the General Meeting to divide such a business share among the remaining partners, the divided business share shall pass to the partners under the conditions specified by the General Meeting.

The partners shall exercise their rights regarding the management of the Company and supervision of its activities at the General Meeting.

II. Corporate Structure

Article 5
General Meeting

The General Meeting is the supreme body of the Company.

Pursuant to the provisions of Section 25, subsections 1 and 2 of the Commercial Code, the General Meeting has the competence to decide in the following matters:
a)	approval of acts taken on behalf of the Company prior to its registration pursuant to Section 64;
b)	approval of the ordinary, extraordinary, consolidated, and in legally defined instances the interim financial statement; distribution of profit and settlement of losses;
c)	approval of the Statutes and amendments thereto;
d)	decision concerning amendments to the contents of the Memorandum of Association, if not made based on other legal facts (Section 141);

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e)	decision to increase or reduce the registered capital, or to accept a non-monetary deposit, or to set off a monetary receivable against the Company against a claim for capital deposit repayment;
f)	appointment, dismissal and remuneration of managing directors;
g)	appointment, dismissal and remuneration of members of the Supervisory Board;
h)	exclusion of a partner pursuant to Sections 113 and 121;
i)	appointment, dismissal and remuneration of a liquidator, and decision on the dissolution of the Company with a liquidation;
j)	approval of contracts specified in Section 67a;
k)	decision on a merger, transfer of capital to a partner, division and change in the Company’s legal form;
l)	approval of a controlling contract (Section 190b), profit transfer agreement (Section 190a) and a contract on silent partnership, and amendments thereto;
m)	approval of the contract on appointment for a position (Section 66, subsection 2);
n)	other issues entrusted in the competence of the General Meeting by the law or the Memorandum of Association;
o)	appointment and dismissal of proxies.

The General Meeting may reserve the right to decide in matters that are otherwise in the competence of other bodies of the company.

The General Meeting shall elect its chairman and minutes clerk. Until a chairman is elected, the General Meeting will be chaired by the Executive Director or an authorized partner. Vote count shall be performed by the chairman. The Executive Director shall ensure that minutes are taken of the General Meeting, which will then be sent to all partners without unreasonable delay at the Company’s cost. The minutes shall be signed by the chairman and minutes clerk.

The General Meeting will have a quorum if partners with at least 2/3 of all votes are present.

Each partner shall have one vote per each CZK 1,000 of their capital deposit.

The General Meeting shall decide by a two-third majority of the votes of all partners.

The Executive Director shall convene a General Meeting at least once a year. A General Meeting approving the ordinary financial statement must be convened no later than within six months from the last day of the accounting period concerned.

Partners shall be notified of the date and agenda of a General Meeting at least 15 days prior to its date, by means of a written invitation. Items of the agenda not mentioned in the invitation may only be discussed at the General Meeting if all partners are present. A partner may waive the right to a timely invitation for a General Meeting or its convocation, in a manner prescribed by law or the Memorandum of Association, by means of a statement which must be included in the minutes of the General Meeting, or in the notarial deed recording the General Meeting’s decision; otherwise it must be made in the form of a notarial deed.

Article 6
Executive Director

The Company’s authorized representatives shall be two Executive Directors.

The Executive Director is in charge of the Company’s business management. Both Executive Directors are jointly authorized to decide in matters of the Company’s business management.

Page five

The Executive Directors act jointly on behalf of the Company.

The following persons have been appointed the first Executive Directors of the Company:
•	Marianna Zelemová, birth certificate No. 805519/8580, born 19 May 1980, permanent residence in the Slovak Republic, Pod Papiernou 46, Bardejov, postal code 085 01;
•	Mike Zoi, born 4 February 1966, permanent residence in the United States of America, 700 Island Blvd. 406, Aventura, Florida 33160.

III. Corporate Finance

Article 7
Reserve Fund

The Company shall create a Reserve Fund from the net profit reported in an ordinary financial statement for the year in which it has first managed to create net profit, in the amount of at least 10 percent of the net profit, but no more than 5 percent of the value of registered capital. The Fund shall annually be replenished by at least 5 percent of the net profit, until it reaches the value of 10 percent of registered capital.

The Reserve Fund in the amount of 10 percent of registered capital may only be used to cover the Company’s losses.

Article 8
Distribution of Profit

The partners shall participate in the profit assigned by the General Meeting for distribution, in the proportion corresponding to their business shares.

It is not permitted to use the registered capital, the Reserve Fund, or other capital funds, or money which is supposed to be used to replenish these funds pursuant to the Commercial Code or the Memorandum of Association, for the payment of profit.

IV. Changes in the Amount of Registered Capital

Article 9
Increase of Registered Capital

It is only allowed to increase the registered capital by monetary deposits if the existing monetary deposits have already been paid up. An increase by non-monetary deposits is possible even prior to such repayment.

The partners have a priority right to participate in the increase of registered capital, if increased by monetary deposits, by accepting the obligation to increase the deposit. The partners are entitled to accept an obligation to increase the deposit in the proportion corresponding to their business shares.

Article 10
Reduction of Registered Capital

The Company’s registered capital and the partners’ deposits may not decrease below the amount specified in Section 108, subsection 1, and Section 109, subsection 1 of the Commercial Code.

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The Executive Director shall announce the decision to reduce the registered capital and its amount within 15 days after it has been made (twice with an interval of 30 days). In the announcement, the Executive Director shall call upon the Company’s creditors to claim their debt within 90 days after the last announcement, unless the registered capital is being reduced in order to cover a loss or to create the Reserve Fund.

V. Business Share

Article 11
Common Provisions

The business share represents the partners’ participation in the Company and the ensuing rights and obligations. The size of a business share shall be determined by the proportion of the partner’s deposit in the Company’s registered capital.

Each partner may only own one business share. If a partner participates by another deposit, their deposit and/or their business share shall be raised accordingly.

The business share may be pledged as security interest, albeit only with the General Meeting’s consent. Security interest cannot be established without the General Meeting’s consent. A security interest in the business share shall be established by registering the security interest in the Commercial Register.

The partners’ business shares are as follows:
•	TOT Energy, Inc., Registration No. 3762193, with registered office in the United States of America, 201 S. Biscayne Blvd., Suite 2804, Miami, Fl 33131 - 51 percent;
•	Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, with registered office in Switzerland, Vordergasse 3, 8200 Schaffhausen - 49 percent.

Article 12
Transfer of Business Share

A partner may transfer their business share to another partner or person. The transfer of a business share to another partner or person requires the General Meeting’s consent. A notarial deed must be made regarding such a decision.

The contract on the transfer of a business share must be made in writing, and the transferee who is not a partner must declare their intent to accede to the Memorandum of Association. Signatures on the contract must be officially authenticated. The transfer of a business share shall take effect in relation to the Company on the day of delivery of an effective transfer contract.

Article 13
Division of Business Share

A business share may only be divided with the consent of the General Meeting. A notarial deed must be made regarding such a decision. The business share may only be divided on its transfer, passing to an heir or the partner’s legal successor.

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If a separate business share is to be established when dividing a business share, the minimum amount of a partners deposit of CZK 20,000 must be maintained.

Article 14
Settlement Amount

Upon the termination of a partner’s interest in the Company during the Company’s existence in a manner other than a transfer of their business share, such a partner shall be entitled to a settlement (settlement amount). The settlement amount shall be determined as of the date of the termination of the partner’s interest in the company, based on the company’s equity capital ascertained by an interim, ordinary or extraordinary financial statement, completed on the day of the termination of the partner’s interest in the company. The settlement amount shall be paid in money.

VI. Dissolution of the Company

Article 15
Dissolution of the Company

Apart from the methods of dissolving the Company specified in Section 68 of the Commercial Code, the Company may also be dissolved by liquidation based on a court decision. Upon dissolution by liquidation, each partner shall be entitled to a share in the liquidation balance. The size of the share shall be based on the proportion of the partners’ business shares.

VII. Final Provisions

The costs related to the Company’s establishment shall be borne by the company ……………… ..

Of the above the present Notarial Deed has been drawn up, read by the founders’ attorney, approved and signed. Subsequently I, the notary public, have also signed this Deed and have attached an imprint of my official seal.

signed, JUDr. Roman Hochman	L.S.	signed, JUDr. Richard Čičko

TRANSCRIPT	Annex 1
NZ 386/2008

State of Florida

Department of State

APOSTILLE

(Convention de La Haye du 5 Octobre 1961)

1.	Country:United States of America

This public document

2.	has been signed byElizabeth Hagedorn-Vila

3.	acting in the capacity ofNotary Public of Florida

4.	bears the seal/stamp ofNotary Public, State of Florida

5.	atTallahassee, Florida

6.	theSeventeenth day of June, A.D., 2008

7.	bySecretary of State, State of Florida

8.	No. 2008-50308

9.	Seal/stamp:

GREAT SEAL OF THE
STATE OF FLORIDA
* IN GOD WE TRUST *

This apostille is NULL and VOID of the date in Item 6 occurs before the execution date on the attached document

10.	Signature:
illegible signature Secretary of State

POWER OF ATTORNEY

By this power of attorney, the company TOT Energy, Inc., Registration No. 3762193, registered address in the United States of America, 201 S. Biscayne Blvd., Suite 2804, Miami, Fl 33131, acting by Mr. Mike Zoi (hereafter called “the Grantor”), hereby appoints JUDr. Richard Čičko, reg. No. 09679, born: 04.05. 1973, attorney at law having its seat in the Czech Republic, Prague 7, Milady Horákové 533/28, postal code 170 00 (hereafter referred to as “the Attorney”), to represent and act on behalf of the Grantor as from the date hereof as follows:

to perform all legal acts on behalf of the name of TOT Energy, Inc. as from the date hereof as follows:
-
to incorporate a new company named Korlea-TOT Energy s.r.o. in the Czech Republic, Prague, with Grantor’s share in this company in total amount of 51% on the company’s capital which will be formed in total amount of 1,600,000 CZK. The second shareholder of Korlea-TOT Energy s.r.o. will be Korlea Invest Holding AG with its share in this company in total amount of 49%

-	to sign on behalf of the Grantor the Memorandum of Association of Korlea-TOT Energy s.r.o. in a form of notarial deed
-	to nominate the first company’s executive director(-s) (jednatel)
-	to organize all necessary licenses and receive obtained licenses of Korlea-TOT Energy s.r.o.
-	to sign application form for the registration of Korlea & TOT s.r.o. at Commercial Register in the Czech Republic
-	to sign statement of the contribution of the Korlea-TOT Energy s.r.o. capital
-	to make other legal acts necessary for successful registration of Korlea-TOT Energy s.r.o. into the Commercial Register in the Czech Republic.

The Attorney is authorized to make all necessary decisions to perform all above mentioned acts. The Attorney shall be further authorized to represent the Grantor to sign and receive on behalf of the Grantor all respective documents herewith connected.

The Attorney shall be authorized to delegate the powers resulting from this Power of Attorney to a third person to act independently.

In Miami, Florida USA on June 11, 2008

TOT ENERGY, INC. By: signature Name: Mike Zoi Title: Chairman and CEO signature and stamp:
ELIZABETH HAGEDORN-VILA
Notary Public - State of Florida
My Commission Expires Mar 30, 2009
Commission # DD 680738
Bonded Through National Notary Assn.

I accept this power of attorney in Prague on 15/07/2008

signature JUDr. Richard Čičko attorney at law

Translation from the English language

State of Florida

Department of State

APOSTILLE

(Convention de La Haye du 5 Octobre 1961)

1.	Country:United States of America

This public document

2.	has been signed byElizabeth Hagedorn-Vila

3.	acting in the capacity ofNotary Public of Florida

4.	bears the seal/stamp ofNotary Public, State of Florida

5.	atTallahassee, Florida

6.	theSeventeenth day of June, A.D., 2008

7.	bySecretary of State, State of Florida

8.	No. 2008-50308

9.	Seal/stamp:

GREAT SEAL OF THE
STATE OF FLORIDA
* IN GOD WE TRUST *

This apostille is NULL and VOID of the date in Item 6 occurs before the execution date on the attached document

10.	Signature:
illegible signature Secretary of State

Translation from the English language

[translation of a rectangular stamp]
[illegible signature]
ELIZABETH HAGEDORN-VILA
Notary Public - State of Florida
My Commission Expires Mar 30, 2009
Commission # DD 680738
Bonded Through National Notary Assn.

Translation executed on this 16/07/2008

As a sworn translator to English, appointed by the Regional Court in Ostrava, Czech Republic, on June 23, 2000, file No. Spr 2263/2000,registered with the Regional Court in Prague, file No. Spr 4139/2000, I hereby confirm this a true translation of the attached document.

Interpreter’s Register No.  5217

Mgr. Lucie Ektilahová
Sworn Translator  signature

stamp
MGR. LUCIE EKTILAHOVÁ
interpreter of the English language

Confirmation of authenticity - Vidimus clause

I hereby certify that this transcript, consisting of  6  pages, corresponds verbatim to the document of which it has been made, consisting of  6  pages.

In Prague, the  17 / 07 / 2008

stamp:
JUDr. ROMAN HOCHMAN
1
Notary Public in Prague

signature

Annex 2
NZ 386/2008
POWER OF ATTORNEY

By this power of attorney, the company Korlea Invest Holding AG, Registration No. CH-320.4.056.902-0, registered address Switzerland, Vordergasse 3, 8200 Schaffhausen, acting by Mr. Vasyl Bechvarzh (hereafter called “the Grantor”), hereby appoints JUDr. Richard Čičko, reg. No. 09679, born: 04.05. 1973, attorney at law having its seat in the Czech Republic, Prague 7, Milady Horákové 533/28, postal code 170 00 (hereafter referred to as “the Attorney”), to represent and act on behalf of the Grantor as from the date hereof as follows:

to perform all legal acts on behalf of the name of Korlea Invest Holding AG as from the date hereof as follows:
-
to incorporate a new company named Korlea-TOT Energy s.r.o. in the Czech Republic, Prague, with Grantor’s share in this company in total amount of 49% on the company’s capital which will be formed in total amount of 1,600,000 CZK. The second shareholder of Korlea-TOT Energy s.r.o. will be TOT Energy, Inc. with its share in this company in total amount of 51%

-	to sign on behalf of the Grantor the Memorandum of Association of Korlea-TOT Energy s.r.o. in a form of notarial deed
-	to nominate the first company’s executive director(-s) (jednatel)
-	to organize all necessary licenses and receive obtained licenses of Korlea-TOT Energy s.r.o.
-	to sign application form for the registration of Korlea-TOT Energy s.r.o. at Commercial Register in the Czech Republic
-	to sign statement of the contribution of the Korlea-TOT Energy s.r.o. capital
-	to make other legal acts necessary for successful registration of Korlea-TOT Energy s.r.o. into the Commercial Register in the Czech Republic.

The Attorney is authorized to make all necessary decisions to perform all above mentioned acts. The Attorney shall be further authorized to represent the Grantor to sign and receive on behalf of the Grantor all respective documents herewith connected.

The Attorney shall be authorized to delegate the powers resulting from this Power of Attorney to a third person to act independently.

In Prague on 01.07.2008

signature Korlea Invest Holding AG Vasyl Bechvarzh, president stamp: Korlea Invest Holding AG

I accept this power of attorney in Prague on 01.07.2008

signature JUDr. Richard Čičko attorney at law

Authentication - Legalization

Current number in the Register of Authenticated Documents: 0 II 869/2008

I hereby verify that Mr. Vasyl Bechvarzh, born 11 June 1969, permanent residence in Prague 7, Trojská 725/181b, whose identity has been proved by a valid official ID, has signed this document before me in his own hand.

In Prague, the 1st of July 2008

stamp:
JUDr. ROMAN HOCHMAN
1
Notary Public in Prague

signature

Confirmation of authenticity - Vidimus clause

I hereby certify that this transcript, consisting of  3  pages, corresponds verbatim to the document of which it has been made, consisting of  3  pages.

In Prague, the  17 / 07 / 2008

stamp:
JUDr. ROMAN HOCHMAN
1
Notary Public in Prague

signature

I hereby confirm that the first to third transcripts of the Notarial Deed, executed on 17/07/2008 (the seventeenth of July, two thousand and eight), including also the transcript of Annex 1 and 2, which corresponds verbatim to the Annexes, intended to be given to the party, correspond verbatim to the Notarial Deed.

stamp:
JUDr. ROMAN HOCHMAN
1
Notary Public in Prague

signature

3 stamps:
JUDr. ROMAN HOCHMAN
1
Notary Public in Prague

Affirmation and Specimen Signature

I, the undersigned ……………………………, birth certificate No. ……………………., permanent resident at ………………………………………………………………….., hereby affirm that I agree with being appointed Executive Director of the business company ………………………………, with registered office at …………………………………………………………, and with assuming my duties in the scope specified by the relevant provisions of the Commercial Code.

I further affirm, with reference to the provisions of Section 135, subsection 2 of the Act No. 513/1991 Sb., as amended, that:
1)	I have reached 18 years of age, and I have full legal capacity;
2)	I am of unimpeachable character, i.e. I have never been effectively sentenced:
•	for a willful crime, for an unconditional imprisonment for at least one year;
•	for a willful crime the nature of which is related to the line of business, and to which the provisions of letter a) do not apply; or
•	for a crime of negligence, the body of which is related to the line of business and to which the provisions of letter a) do not apply.
3)
I have met the conditions for carrying on a trade pursuant to the provisions of Section 6 of the Trade Act No. 455/1991 Sb., as amended, and no circumstances have arisen preventing me from carrying on a trade pursuant to the provisions of Section 8 of the Trade Act No. 455/1991 Sb., as amended;

4)	I have met the conditions specified in Section 381 of the Commercial Code, i.e.
•	within the last three years, no bankruptcy was declared or completed regarding my property, and no enforced settlement has been repeatedly confirmed;
•	within the last three years, bankruptcy has neither been proposed regarding my property nor had it been refused for lack of property;
•	neither a court nor a public authority has imposed on me a ban on trade in the Company’s line of business or any other related area which would be still in force;
•	I have not violated the no competition clause;
•	I am not an authorized representative or a member of an authorized representative body of a legal entity to which the provisions of Section 381 of the Commercial Code apply.
I am fully aware that giving false information puts me in the risk of criminal prosecution (Section 125 of the Criminal Code).

I further expressly declare that I agree with the registration of my person as the Executive Director of the Company into the Commercial Register.

The signature on this Affirmation is also my specimen signature.

In Prague, the ………………. [date]

Authenticated signature